Exhibit 99.4

CRP FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)
(UNAUDITED)

	March 31, 2006	December 31, 2005

Assets
Real estate investment properties:
Accounted for using the operating method—net of accumulated depreciation of $180,953 and $157,746	$3,092,433	$2,914,817
Accounted for using the direct financing method	491,239	488,683
Intangible lease costs—net of accumulated amortization of $29,958 and $26,021	110,580	99,611

	3,694,252	3,503,111
Cash and cash equivalents	102,204	94,902
Restricted cash	22,767	21,920
Accounts and other receivables—net of allowance for doubtful accounts of $8,800 and $7,200	19,848	23,486
Deferred costs, net	23,283	24,705
Accrued rental income	110,330	99,219
Other assets	64,043	52,935
Real estate held for sale	6,921	12,692
Goodwill	5,791	5,791

	$4,049,439	$3,838,761

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,353,713	$1,220,190
Bonds payable	101,188	98,016
Construction loans payable	108,472	143,560
Line of credit	105,000	75,000
Due to related parties	831	2,386
Accounts payable and other liabilities	36,218	31,035
Intangible lease liability, net	4,744	4,505
Deferred income	8,055	6,607
Security deposits	23,386	23,954

Total liabilities	1,741,607	1,605,253

Commitments and contingencies

Minority interests	8,270	5,701

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion shares, issued 270,682 and 260,293 shares, respectively, outstanding 264,193 and 255,527 shares, respectively	2,642	2,555
Capital in excess of par value	2,373,850	2,295,307
Accumulated distributions in excess of net income	(84,641)	(74,894)
Accumulated other comprehensive income	7,711	4,839

Total stockholders’ equity	2,299,562	2,227,807

	$4,049,439	$3,838,761

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)
(in thousands, except per share data)

	Three months ended March 31,
	2006	2005

Revenues:
Seniors’ Housing:
Rental income from operating leases	$62,265	$55,578
Earned income from direct financing leases	15,969	15,312
FF&E reserve income	1,992	1,582
Contingent rent	101	1,721
Medical Facilities:
Rental income from operating leases	19,057	13,136
Tenant expense reimbursements	4,583	2,710
Property management and development fees	294	1,290
Loan interest income	618	—

	104,879	91,329

Expenses:
Seniors’ Housing property expenses	283	255
Medical Facilities operating expenses	7,484	5,486
General and administrative	4,744	4,028
Asset management fees to related party	5,098	4,325
Provision for doubtful accounts	1,523	750
Depreciation and amortization	26,952	22,737

	46,084	37,581

Operating income	58,795	53,748
Interest and other income	697	631
Interest and loan cost amortization expense	(23,187)	(15,539)

Income before equity in earnings of unconsolidated entity, minority interests in income of consolidated subsidiaries and discontinued operations	36,305	38,840
Equity in earnings of unconsolidated entity	2	2
Minority interests in income of consolidated subsidiaries	(86)	(381)

Income from continuing operations	36,221	38,461
Loss from discontinued operations	(469)	(5,826)

Net income	$35,752	$32,635

Net income (loss) per share of common stock (basic and diluted)
From continuing operations	$0.14	$0.16
From discontinued operations	—	(0.02)

	$0.14	$0.14

Weighted-average number of shares of common stock outstanding (basic and diluted)	257,507	240,699

Distributions declared per common share	$0.1776	$0.1776

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Three Months Ended March 31, 2006
(UNAUDITED)
(in thousands, except per share data)

				Accumulated	Accumulated
	Common stock		Capital in	distributions	other
	Number	Par	excess of	in excess of	comprehensive
	of shares	value	par value	net income	income	Total

Balance at December 31, 2005	255,527	$2,555	$2,295,307	$(74,894)	$4,839	$2,227,807
Net income	—	—	—	35,752	—	35,752
Change in fair value of cash flow hedges	—	—	—	—	2,872	2,872

Total comprehensive income						38,624
Subscriptions received for common stock through public offerings and reinvestment plan	10,390	104	103,081	—	—	103,185
Redemption of common stock	(1,724)	(17)	(16,362)	—	—	(16,379)
Stock issuance costs	—	—	(8,176)	—	—	(8,176)
Distributions declared ($0.1776 per share)	—	—	—	(45,499)	—	(45,499)

Balance at March 31, 2006	264,193	$2,642	$2,373,850	$(84,641)	$7,711	$2,299,562

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2006	2005

Increase (decrease) in cash and cash equivalents:
Net cash provided by operating activities	$55,511	$52,814

Investing activities:
Investment in land, buildings and equipment	(177,370)	(194,641)
Investment in direct financing leases	(300)	—
Investment in intangible lease costs	(14,434)	(8,613)
Investment in Senior Secured Term Loan	(18,000)	—
Proceeds from sale of Properties	1,155	—
Payment of acquisition fees and costs	(7,458)	(10,224)
Payment of deferred leasing costs	(1,173)	(265)
Decrease (increase) in restricted cash	(591)	12,251

Net cash used in investing activities	(218,171)	(201,492)

Financing activities:
Proceeds from borrowings on mortgages payable	136,520	219,010
Principal payments on mortgages payable	(2,896)	(1,767)
Proceeds from issuance of bonds payable	5,371	2,449
Retirement of bonds payable	(2,199)	(2,481)
Proceeds from construction loans payable	10,081	16,685
Repayments of construction loans payable	(45,170)	—
Proceeds from line of credit	45,000	—
Repayment of line of credit	(15,000)	—
Payment on term loan	—	(60,000)
Refund of loan costs	2,657	—
Payment of loan costs	(1,533)	(2,036)
Contributions from minority interests	2,780	629
Distributions to minority interests	(296)	(11)
Subscriptions received from stockholders	103,185	87,533
Distributions to stockholders	(45,499)	(42,593)
Redemption of common stock	(13,576)	(11,343)
Payment of stock issuance costs	(9,463)	(7,468)

Net cash provided by financing activities	169,962	198,607

Net increase in cash and cash equivalents	7,302	49,929
Cash and cash equivalents at beginning of period	94,902	51,781

Cash and cash equivalents at end of period	$102,204	$101,710

Supplemental schedule of non-cash investing and financing activities:
Mortgage Loans issued in connection with the sale of Properties	$4,800	$—

Mortgages assumed on properties purchased	$—	$41,406

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three months ended March 31, 2006 and 2005
(Unaudited)

1. Organizational and Basis of Presentation:

Organization—CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. Throughout this document, CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures are referred to as “we”, “us” and “our.” Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing additional real estate properties and holding other permitted investments.

We acquire primarily real estate properties related to seniors’ housing and health care facilities (the “Properties”) located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities (“CCRC”) and life care communities (collectively “Seniors’ Housing”), medical office buildings, specialty and walk-in clinics, free standing ambulatory surgery centers, specialty or general hospitals and other types of health care-related facilities (collectively “Medical Facilities”). Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and Medical Facilities are generally leased on a shorter-term, gross or triple-net basis. We may provide mortgage financing loans (“Mortgage Loans”), furniture, fixture and equipment financing (“Secured Equipment Leases”) and other loans to operators or developers of Seniors’ Housing and Medical Facilities. In addition, we may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. We operate in one business segment, which is the ownership, development, management and leasing of health care-related real estate. At March 31, 2006, we owned 185 Seniors’ Housing facilities, 86 Medical Facilities, including 2 specialty hospitals and 2 walk-in clinics, and 2 Seniors’ Housing facilities and a parcel of land that we hold for sale.

We retained CNL Retirement Corp. (the “Advisor”) as our advisor to provide management, acquisition, advisory and administrative services relating to our Properties, Mortgage Loans, Secured Equipment Lease program, other loans and other permitted investments pursuant to an advisory agreement dated May 14, 2004 (the “Advisory Agreement”) that was renewed pursuant to a renewal agreement effective May 3, 2005 for a one-year term (the “2005 Renewal Agreement”) and was amended by an amendment to the 2005 Renewal Agreement on July 13, 2005 (the “2005 Renewal Amendment” together with the 2005 Renewal Agreement, the “2005 Renewal Agreements”). On May 1, 2006, we entered into a renewal agreement (the “2006 Renewal Agreement”) with the Advisor, pursuant to which the Advisory Agreement was renewed, as amended by the 2005 Renewal Agreements, for an additional one-year term commencing on May 3, 2006 and ending on May 3, 2007. The Advisory Agreement may be terminated at an earlier date upon 60 days prior written notice by either party or by mutual consent of the parties.

Strategic Alliances—In 2005, we entered into an agreement with The Cirrus Group, LLC (“Cirrus”), a development and property management company, to acquire, at our election, Medical Facilities, some of which have yet to be developed. The acquisitions contemplated under this agreement are expected to occur over a five-year term, subject to certain conditions, or until $1.0 billion is invested in Medical Facilities, including specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals, physicians and other investors associated with Cirrus principals. As of March 31, 2006, we had acquired a majority equity interest in two Medical Facilities for $52.6 million under this agreement, for which Cirrus and its affiliates made $0.9 million in minority interest contributions.

At March 31, 2006, Cirrus managed 23 of our Medical Facilities, including two Properties that we acquired from third parties.

In 2005, we entered into an agreement to provide a Cirrus affiliate with an interest only, five-year senior secured term loan under which up to $85.0 million (plus capitalized interest) may be borrowed to finance the acquisition, development, syndication and operation of new and existing surgical partnerships (“Senior Secured Term Loan”). At March 31, 2006, the balance outstanding under the Senior Secured Term Loan was $34.0 million. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.

We own a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company. Our relationship with DASCO has provided and may continue to provide opportunities for us to participate in new Medical Facility development and acquisition opportunities as well as Medical Facilities management. DASCO may also provide development and property management services to third parties. At March 31, 2006, DASCO managed fifty-four of our Medical Facilities, including two walk-in clinics and was developing five of our Medical Facilities.

Basis of Presentation—The accompanying condensed consolidated financial statements (the “consolidated financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by GAAP for complete financial statements. The accompanying consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the three months ended March 31, 2006, may not be indicative of the results that may be expected for the year ending December 31, 2006. Amounts included in the financial statements as of December 31, 2005, have been derived from the audited financial statements.

These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2005. The accompanying consolidated financial statements include the accounts of our wholly owned subsidiaries, DASCO and other entities in which we own a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications—Certain items in the prior periods’ financial statements have been reclassified to conform to the 2006 presentation, including those related to our real estate held for sale (see Note 5). These reclassifications had no effect on reported equity or net income.

2. Public Offerings:

We completed our fifth public offering (the “2004 Offering”) on March 26, 2006. During the three months ended March 31, 2006, we raised $103.2 million in subscription proceeds from the 2004 Offering. Total subscription proceeds received from the 2004 Offering and the four prior public offerings amount to $2.7 billion at March 31, 2006.

The price per share of all of the equity offerings of our common stock was $10.00 per share, with the exception of (i) shares purchased pursuant to volume or other discounts and (ii) shares purchased through our reinvestment plan since the beginning of the 2004 Offering, which have been priced at $9.50 per share.

3. Acquisitions:

In January 2006, we acquired majority equity interests in seven Medical Facilities for $84.5 million which we funded, in part, with proceeds from a new $56.3 million, ten-year mortgage loan. Four of the acquired Properties are located in Texas, two are in Arizona and one is in Missouri, and in aggregate they contain 323,000 square feet. Cirrus will manage the Properties.

In February 2006, we acquired a Seniors’ Housing Property that is being developed. The project is expected to be completed in the fourth quarter of 2006 with an estimated cost of $5.7 million. The 46-unit assisted living facility is located in Michigan.

In March 2006, we acquired majority equity interests in five Medical Facilities for $72.6 million which we funded, in part, with proceeds from a new $47.2 million, ten-year mortgage loan. Four of the Medical Facilities are located in Texas, and one is in Oklahoma, and in aggregate they contain 268,000 square feet. Cirrus will manage the Properties.

In March 2006, we acquired a majority equity interest in a Medical Facility for $24.5 million. The Medical Facility is located in California and contains 55,000 square feet. Cirrus will manage the property.

4. Other Assets:

Other assets included the following (in thousands):

	March 31, 2006	December 31, 2005
Senior Secured Term Loan	$34,000	$16,000
Property acquisition deposits	—	10,601
Deferred receivables	8,223	6,638
Fair value of cash flow hedges	7,711	4,839
Mortgage Loan receivable	4,800	—
Prepaid expenses	2,999	4,950
Acquisition costs	4,055	7,633
Other	2,255	2,274

	$64,043	$52,935

5. Real Estate Held For Sale:

In March 2006, we sold two Properties which were classified as held for sale to an unrelated third party for $6.0 million and recorded a net loss of $0.5 million. We issued a Mortgage Loan receivable with a three-year term secured by the Properties in the amount of $4.8 million. This amount is included in other assets on our consolidated balance sheet as of March 31, 2006. Interest is payable annually at a rate of 6.0% and principal is due at maturity. In January 2006, we entered into an agreement to sell one additional Property for an expected sales price of $2.1 million.

As of March 31, 2006, real estate held for sale included two Seniors’ Housing facilities and a parcel of land with an aggregate net carrying value of $6.9 million.

The operational results associated with Properties classified as held for sale were presented as loss from discontinued operations in the accompanying consolidated statements of income. Summarized financial information was as follows (in thousands):

	Three Months Ended March 31,
	2006	2005

Rental income from operating leases	$148	$528
Provision for doubtful accounts	(124)	—
Impairment provisions	—	(6,197)
Net loss on disposal of Properties	(450)	—
Loss from discontinued operations	(469)	(5,826)

6. Indebtedness:

Mortgages payable—At March 31, 2006, we had $1.4 billion in mortgage debt secured by Properties with an aggregate carrying amount of $2.4 billion. Interest rates on the mortgage notes ranged from 4.85% to 8.42% with a weighted-average rate of 5.87% at March 31, 2006.

In January 2006, we entered into a $56.3 million, ten-year mortgage loan that bears fixed-rate interest at 5.59%. Payments for the first five years are interest only, with principal payments beginning in March 2011.

In February 2006, we entered into a $33.0 million mortgage loan and used the proceeds and cash on hand to pre-pay a $48.0 million construction loan facility with a principal balance of $41.9 million. The new interest-only, five-year loan bears interest at a rate equal to LIBOR plus 150 basis points (6.13% all-in rate at March 31, 2006).

In March 2006, we entered into a $47.2 million, ten-year mortgage loan that bears fixed-rate interest at 5.81%. Payments for the first five years are interest only, with principal payments beginning in May 2011.

Construction loans payable—Total construction loans outstanding at March 31, 2006, were $108.5 million, and total liquidity remaining was $33.7 million. During the three months ended March 31, 2006, we prepaid a construction loan facility with a $41.9 million balance, entered into a new construction loan facility of $7.7 million and collectively drew a net of $10.1 million under all of our construction loans related to certain Properties in various stages of development. The loans are variable interest rate loans and mature from November 2006 through December 2013. We anticipate that we will obtain permanent financing to repay the construction loans as they become due.

Line of Credit—At March 31, 2006, $105.0 million was outstanding under our $320.0 million two-year senior secured revolving line of credit (the “Revolving LOC”). The Revolving LOC requires interest-only payments at LIBOR plus a percentage that fluctuates depending on our aggregate amount of debt outstanding in relation to our total assets (6.52% all-in rate at March 31, 2006, which represents a pricing of LIBOR plus 170 basis points). The amount available for use under the Revolving LOC is subject to certain limitations based on the pledged collateral. As of March 31, 2006, the Revolving LOC was collateralized by 36 Properties with a carrying value of $389.4 million that, in the aggregate, allowed us to draw up to $283.0 million.

7. Financial Instruments: Derivatives and Hedging:

In May 2005, we entered into two interest rate swap agreements effective June 1, 2005, and one interest rate swap agreement effective July 1, 2005, for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in interest rates on our variable interest rate mortgage notes payable. At March 31, 2006, the fair value of these contracts was $7.7 million and was included in other assets in the accompanying consolidated balance sheets. The change in net unrealized gain of $2.9 million as of March 31, 2006, for derivatives designated as cash flow hedges is disclosed separately in the accompanying consolidated statements of stockholders’ equity as the change in fair value of cash flow hedges. The effective portion of gains and losses on these contracts are recognized in accumulated other comprehensive income whereas the ineffective portions are recognized in earnings. During the three months ended March 31, 2006, the ineffective portion of these hedges was not significant.

8. Related Party Transactions:

Pursuant to the Advisory Agreement, as amended and renewed, the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses.

Acquisition fees—During the three months ended March 31, 2006 and 2005, we incurred acquisition fees of $7.3 million and $13.5 million, respectively, for, among other things, identifying Properties and structuring the terms of the leases (equal to 3.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering). These fees are included in other assets in the accompanying consolidated balance sheets prior to being allocated to individual Properties or intangible lease costs.

Management fees—We incurred monthly asset management fees totaling $5.1 million and $4.5 million during the three months ended March 31, 2006 and 2005, respectively (0.05% of the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses, and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month).

Administrative services—Our Advisor and its affiliates provide various administrative services, including, but not limited to, accounting; financial, tax, insurance administration and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations. During the three months ended March 31, 2006 and 2005, we incurred $0.6 million and $2.0 million for these services, respectively.

Offering expenses—Offering expenses incurred by the Advisor and its affiliates on our behalf, together with selling commissions, the marketing support fee and due diligence expense reimbursements were $8.2 million during each of the quarters ended March 31, 2006 and 2005. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

9. Subsequent Events:

Distributions—On April 1 and May 1, 2006, our Board of Directors authorized distributions to stockholders of record on those dates, totaling $31.3 million, or $0.0592 per share of common stock at each record date, payable by June 30, 2006.

Advisory Agreement—On May 1, 2006, we entered into the 2006 Renewal Agreement with the Advisor, pursuant to which the Advisory Agreement was renewed, as amended by the 2005 Renewal Agreements, for an additional one-year term commencing on May 3, 2006 and ending on May 3, 2007.

Pending Merger—On May 1, 2006, we entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Health Care Property Investors, Inc., a Maryland corporation (“HCP”) and Ocean Acquisition 1, Inc., a Maryland corporation and a wholly owned subsidiary of HCP (“Merger Sub”), pursuant to which we have agreed to merge (the “Merger”) with and into Merger Sub, with Merger Sub continuing as the surviving corporation. Under the terms of the Merger Agreement, at the effective time of the Merger, each share of our common stock, par value $0.01, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by HCP, Merger Sub, us or any of their or our respective wholly owned subsidiaries, and any dissenting stockholders), will be converted into the right to receive consideration equivalent in value to approximately $13.50 per share (without interest), consisting of approximately:

• $11.13 in cash (representing approximately 82% of the total consideration per share); and

• 0.0865 shares of HCP common stock, par value $1.00 per share.

As of May 1, 2006, we had approximately 264.2 million shares of common stock outstanding. HCP will also assume approximately $1.6 billion of our outstanding debt.

Simultaneously with the execution of the Merger Agreement, HCP entered into a merger agreement (the “Advisor Merger Agreement”) with the Advisor and the stockholders of the Advisor, pursuant to which HCP has agreed to acquire the Advisor for shares of HCP common stock valued at approximately $120.0 million (the “Advisor Merger”). The consummation of the Merger and the Advisor Merger are each conditioned upon the consummation of the other. There can be no assurances that the Merger and the Advisor Merger will be consummated.

Redemption Plan—Our Board of Directors has determined that it is in the best interest of our company to suspend our redemption plan, beginning with the second quarter of 2006. The suspension of our redemption plan is effective as of June 15, 2006, and therefore no shares of our common stock will be redeemed for the second quarter of 2006.

Reinvestment Plan—Our Board of Directors has also determined that it is in the best interest of our company to terminate our distribution reinvestment plan, beginning with the second quarter of 2006. The termination of our distribution reinvestment plan is effective as of June 15, 2006, and therefore no distributions to our stockholders will be reinvested in shares of our common stock pursuant to our distribution reinvestment plan for the second quarter of 2006.